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                          SECURITIES AND EXCHANGE COMMISSION

                               Washington, D.C.  20549

                                       FORM 8-A




                  FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

                         PURSUANT TO SECTION 12(b) or (g) OF

                           THE SECURITIES EXCHANGE ACT 1934

                           DECRANE AIRCRAFT HOLDINGS, INC.
                           -------------------------------
                (Exact name of registrant as specified in its charter)



              DELAWARE                                34-1645569
              --------                                ----------
(State of Incorporation or organization)   (I.R.S. Employer Identification No.)


               155 Montross West Avenue, Suite 210  Copley, Ohio  44321
               --------------------------------------------------------
                (Address of principal executive offices)   (zip code)


Securities to be registered pursuant to Section 12(b) of the Act:

                        None


Securities to be registered pursuant to Section 12(g) of the Act:

    Title of each class                Name of each exchange on which
    to be so registered                Each class is to be Registered
    -------------------                ------------------------------

Common Stock,  $.01 par value               Nasdaq National Market

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    Item 1.   DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED.

         The required information is incorporated by reference to the information set forth under the caption "Description of Capital Stock" in Amendment No. 2 to the Registrant's Registration Statement on Form S-1 (Registration No. 333-19939), filed on March 27, 1997, a copy of which section is attached hereto as Exhibit 2(4) and is incorporated herein by this reference.

    Item 2.   EXHIBITS.

                   2(1) Specimen Certificate
                   2(2) Certificate of Incorporation*
                   2(3) By-Laws*
                   2(4) Excerpt from the Registration Statement on Form S-1, as amended (Registration No. 333-199939) describing the Capital Stock.*








*Incorporated by reference in copies of the Registration Statement on Form S-1 (Registration No. 333-199939) filed with the Commission.

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    Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this amendment to be signed on its behalf by the undersigned, thereto duly authorized.


                   DECRANE AIRCRAFT HOLDINGS, INC.
                             (Registrant)


                   By:      R. Jack DeCrane                Date: April 10, 1997
                       -----------------------------        -------------------
                     Chairman of the Board and Chief
                           Executive Officer